Exhibit 99.1
Enterprise customer e-mail template
Subject: Synchronoss Technologies to acquire Intralinks Holdings
Dear [NAME],
I wanted to reach out directly to share the exciting news that Intralinks has signed a definitive agreement to be acquired by Synchronoss, a global leader in managed mobility solutions for service providers and enterprises. Founded in 2000, Synchronoss has 2000+ employees across more than 15 countries.
Intralinks and Synchronoss share a strong heritage in financial services, life sciences and other regulated and IP-intensive industries. Both companies also share extensive experience meeting exacting enterprise information security requirements.
Building on this common DNA, we see several important benefits for our customers from bringing Intralinks and Synchronoss together, including:

•	Enhanced cloud identity and access management functionality

•	Improved security and mobile capabilities from integrating with Synchronoss’ secure mobile platform

•	New global deployment and data location options, leveraging Synchronoss’ existing datacenter footprint

•	Access to an expanded ecosystem of partners on the combined platform
While we are very excited about the opportunity that this combination will bring, we want to let you know that there will be no immediate change in either your product or support experience.
Is there a time that works for you this week to discuss this further? In the meantime, please do not hesitate to contact me with any questions.
[NAME]
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M&A customer e-mail template
Subject: Synchronoss Technologies to acquire Intralinks Holdings
Dear [NAME],
I wanted to reach out directly to share the exciting news that Intralinks has signed a definitive agreement to be acquired by Synchronoss, a global leader in managed mobility solutions for service providers and enterprises. Founded in 2000, Synchronoss has 2000+ employees across more than 15 countries.
Intralinks and Synchronoss share a long heritage in financial services, as well as extensive experience meeting the exacting information security requirements of leading global financial institutions.
Building on this common DNA, we see several important benefits for our customers from bringing Intralinks and Synchronoss together, including:

•	Improved security and mobile capabilities from integrating with Synchronoss’ secure mobile platform

•	New global deployment and data location options, leveraging Synchronoss’ existing datacenter footprint

•	Access to an expanded ecosystem of partners on the combined platform
Both Synchronoss and Intralinks remain fully committed to ongoing innovation in the M&A space and this combination represents an important step toward delivering both greater productivity and reduced risk across the deal process. That said, we wanted to let you know that there will be no immediate change in either your product or support experience.
Is there a time that works for you this week to discuss this further? In the meantime, please do not hesitate to contact me with any questions.
[NAME]
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Analyst email template
Subject: Synchronoss Technologies to acquire Intralinks Holdings
Good afternoon,
I’m pleased to be reaching out to you to share the exciting news that Intralinks has entered into a definitive agreement to be acquired by Synchronoss Technologies.
Intralinks and Synchronoss share a strong heritage in financial services, life sciences and other regulated and IP-intensive industries.  Both companies also share extensive experience meeting exacting enterprise information security requirements.
Building on this common DNA, we see several important benefits for our customers from bringing Intralinks and Synchronoss together, including:

•	Enhanced cloud identity and access management functionality

•	Improved security and mobile capabilities from integrating with Synchronoss’ secure mobile platform

•	New global deployment and data location options, leveraging Synchronoss’ existing datacenter footprint

•	Access to an expanded ecosystem of partners on the combined platform
For more information regarding the acquisition announcement, please be sure to refer to this morning’s press release, which can be found here: Synchronoss Technologies to acquire Intralinks Holdings.  If you have further questions please do not hesitate to contact me directly.
Best Regards,
[NAME]
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AI and DCM customer e-mail template
Subject: Synchronoss Technologies to acquire Intralinks Holdings
Dear [NAME],

I wanted to reach out directly to share the exciting news that Intralinks has signed a definitive agreement to be acquired by Synchronoss, a global leader in managed mobility solutions for service providers and enterprises. Founded in 2000, Synchronoss has 2000+ employees across more than 15 countries.
Intralinks and Synchronoss share a long heritage in financial services, as well as extensive experience meeting the exacting information security requirements of leading global financial institutions.
Building on this common DNA, we see several important benefits for our customers from bringing Intralinks and Synchronoss together, including:

•	Improved security and mobile capabilities from integrating with Synchronoss’ secure mobile platform

•	New global deployment and data location options, leveraging Synchronoss’ existing datacenter footprint

•	Access to an expanded ecosystem of partners on the combined platform
Both Synchronoss and Intralinks remain fully committed to ongoing innovation in the financial space and this combination represents an important step toward delivering both greater productivity and reduced risk across your most critical processes. That said, we wanted to let you know that there will be no immediate change in either your product or support experience.
Is there a time that works for you this week to discuss this further? In the meantime, please do not hesitate to contact me with any questions.
******************
[NAME]
All customer automated e-mail
Subject: Synchronoss Technologies to acquire Intralinks Holdings
On December 6, Intralinks signed a definitive agreement to be acquired by Synchronoss, a global leader in managed mobility solutions for service providers and enterprises. [LINK TO PRESS RELEASE]
Intralinks and Synchronoss share a strong heritage in financial services, life sciences and other regulated and IP-intensive industries. Both companies also share extensive experience meeting enterprise security requirements.
While we see important benefits for our customers from bringing together Intralinks and Synchronoss, there will be no immediate change to your product or support experience.
If you have any questions or would like to discuss further, please do not hesitate to contact either your account representative or client services manager.
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IMPORTANT INFORMATION FOR INVESTORS AND SECURITY HOLDERS
The tender offer for the outstanding common stock of IntraLinks Holdings, Inc. (the “Company”) has not yet commenced. These email templates do not constitute an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Company common stock will be made only pursuant to an offer to purchase and related materials that Synchronoss Technologies, Inc. (“Synchronoss”) and GL Merger Sub, Inc. (“Merger Sub”) intend to file with the U.S. Securities and

Exchange Commission (the “SEC”). If the tender offer is commenced, Synchronoss and Merger Sub will file a Tender Offer Statement on Schedule TO with the SEC, and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. The Tender Offer Statement on Schedule TO (including an offer to purchase, a related letter of transmittal and other offer documents) and the Solicitation/Recommendation Statement on Schedule 14D-9 will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials will be sent free of charge to Company stockholders when available, and may also be obtained by contacting the Company’s Investor Relations Department at 150 E. 42nd Street, 8th Floor, New York, NY 10017, (617) 607-3957 or dridlon@intralinks.com. In addition, all of these materials (and all other tender offer documents filed with the SEC) will be available at no charge from the SEC through its website at www.sec.gov.